Exhibit 99.1

KUSHCO HOLDINGS, INC. PRICES $16 MILLION REGISTERED DIRECT OFFERING

CYPRESS, Calif., — February 6, 2020 — KushCo Holdings, Inc. (OTCQX: KSHB) (“KushCo” or the “Company”), today announced it has entered into definitive agreements with investors for the purchase and sale of 10,000,000 units, with each unit consisting of one share of common stock, par value $0.001 per share, and a warrant to purchase half a share of common stock, at an offering price of $1.60 per unit, pursuant to a registered direct offering. The warrants will have an exercise price of $2.00 per share, will be immediately exercisable and will expire five years from the date of issuance. The gross proceeds of the offering will be approximately $16 million before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds for working capital and for other general corporate purposes. The closing of the registered direct offering is expected to take place on or about February 10, 2020, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-231019) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About KushCo Holdings

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is the premier producer of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, processors and producers across North America, South America, and Europe.

The Company has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. While KushCo Holdings provides products and solutions to customers in the cannabis and CBD industries, it has no direct involvement with the cannabis plant or any products that contain THC.

For more information, visit www.kushco.com or call (888) 920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws, including statements regarding the intended terms of the offering, the use of any proceeds from the offering and the expected closing date of the offering. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “expect,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website, at: www.kushco.com.

KushCo Holdings Contact

Investor Contact:

Najim Mostamand, CFA

Director of Investor Relations

714-539-7653

ir@kushco.com

SOURCE: KushCo Holdings, Inc.

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